For Immediate Release: May 20, 2014

Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Reports
First Quarter 2014 Results

EL SEGUNDO, Calif. (May 20, 2014) - Griffin Capital Essential Asset REIT, Inc. (the “Essential Asset REIT”) announced today its operating results for the quarter ended March 31, 2014.

As of the end of the quarter, including the acquisitions made during the quarter of properties tenanted in whole or part by industry-leading corporations including Caterpillar, Inc., DigitalGlobe, Inc.1, Waste Management of Arizona, Inc., and Infonet Services Corporation, the Essential Asset REIT’s portfolio consisted of 46 assets encompassing approximately 11.0 million square feet of space. “The first quarter of 2014 represents another period of continued growth and further diversification for Griffin Capital Essential Asset REIT,” said David Rupert, President of the Essential Asset REIT.  “Our acquisition team, led by our Chief Investment Officer Michael Escalante, acquired four additional properties we believe are ‘business essential’ to their creditworthy tenants, and our portfolio’s total capitalization grew to more than $1.8 billion. We could not be more pleased with the progress of our portfolio buildout,” Rupert added.

Highlights and Accomplishments in the First Quarter of 2014

•
During the first quarter of 2014, we acquired four institutional-quality properties consisting of approximately 2.1 million square feet, with an aggregate purchase price of approximately $224.5 million. Each of these properties is either leased to an investment grade-rated[2] tenant, has a lease that is guaranteed by an investment grade-rated company, or the tenant of the property is affiliated with an investment grade-rated parent company.

•
Over 75% of our portfolio’s net rental revenue is generated by investment grade-rated companies that either lease the properties directly, have leases guaranteed by an investment grade-rated company, or have a parent company that is investment grade-rated.

•
Total acquisition value and portfolio square footage increased by 19% and 24% since December 31, 2013 and, as of March 31, 2014, respectively. The total capitalization[3] of our portfolio exceeds $1.8 billion.

•	As of March 31, 2014, our weighted average remaining lease term is approximately 8 years with average annual rental rate increases of approximately 2.0%.

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was approximately $12.7 million for the quarter, representing year-over-year growth of approximately 274% for the same quarter in 2013. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), was approximately $13.3 million, compared with approximately $2.5 million for the same quarter in 2013. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio that currently includes 46 office and industrial distribution properties totaling approximately 11.0 million rentable square feet representing total REIT capitalization exceeding $1.8 billion. The REIT’s sponsor, Griffin Capital Corporation (“Griffin Capital”), is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $16 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 29 million square feet of space since 1996. As of March 31, 2014, Griffin Capital and its affiliates currently own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 27 million square feet of space, located in 32 states and 1.0 million square feet located in the United Kingdom, representing approximately $4.8 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on From 10-K as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

###

_______________________________
1 The DigitalGlobe property is leased entirely to the previous owner, Avaya, Inc., through June 2015, immediately after which a lease with DigitalGlobe, Inc. will commence.
2 Investment grade descriptions are those of either tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade credit ratings.
3 Total capitalization includes the outstanding debt balance, plus total equity raised in our public offering and operating partnership units issued.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$235,029,832	$10,407,283
Restricted cash	41,256,425	25,460,996
Real estate:
Land	170,322,555	145,922,555
Building and improvements	926,926,478	790,383,837
Tenant origination and absorption cost	297,915,125	246,516,745
Total real estate	1,395,164,158	1,182,823,137
Less: accumulated depreciation and amortization	(58,280,541)	(43,088,577)
Total real estate, net	1,336,883,617	1,139,734,560
Investment in unconsolidated entity	1,408,827	1,421,443
Intangible assets, net	27,172,118	16,710,157
Deferred rent	8,569,950	6,384,431
Deferred financing costs, net	10,193,775	8,955,188
Real estate acquisition deposits	1,000,000	4,100,000
Other assets, net	25,605,895	12,222,400
Total assets	$1,687,120,439	$1,225,396,458
LIABILITIES AND EQUITY
Debt:
Mortgage payable, plus unamortized premium of $279,089 and $313,583, respectively	$280,077,270	$169,847,544
KeyBank Credit Facility	—	44,499,848
KeyBank Term Loan	227,000,000	282,000,000
Total debt	507,077,270	496,347,392
Restricted reserves	37,197,305	20,742,364
Accounts payable and other liabilities	16,608,269	16,536,360
Distributions payable	4,106,750	3,150,309
Due to affiliates	2,342,823	3,139,383
Below market leases, net	22,769,415	23,551,458
Total liabilities	590,101,832	563,467,266
Commitments and contingencies (Note 8)
Preferred units subject to redemption, 24,319,066 units eligible towards redemption as of March 31, 2014 and December 31, 2013	250,000,000	250,000,000
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of March 31, 2014 and December 31, 2013	4,886,686	4,886,686
Common stock subject to redemption	18,710,661	12,469,155
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding, as of March 31, 2014 and December 31, 2013	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 98,392,448 and 49,893,502 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	1,005,755	507,502
Additional paid-in capital	874,959,489	433,644,356
Cumulative distributions	(38,381,241)	(26,683,182)
Accumulated deficit	(34,550,485)	(32,631,271)
Total stockholders’ equity	803,033,518	374,837,405
Noncontrolling interests	20,387,742	19,735,946
Total equity	823,421,260	394,573,351
Total liabilities and equity	$1,687,120,439	$1,225,396,458

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
Rental income	$39,468,665	$8,179,245
Property expense recoveries	8,523,540	1,667,315
Total revenue	47,992,205	9,846,560
Expenses:
Asset management fees to affiliates	2,522,055	666,500
Property management fees to affiliates	1,211,753	266,177
Property operating expense	6,812,513	767,207
Property tax expense	5,224,513	970,055
Acquisition fees and expenses to non-affiliates	714,696	255,779
Acquisition fees and expenses to affiliates	6,734,805	1,170,000
General and administrative expenses	1,270,984	588,968
Depreciation and amortization	15,201,307	3,546,211
Total expenses	39,692,626	8,230,897
Income from operations	8,299,579	1,615,663
Other income (expense):
Interest expense	(5,572,487)	(2,708,794)
Interest income	306	174
Loss from investment in unconsolidated entity	13,393	—
Net income (loss)	2,740,791	(1,092,957)
Distributions to redeemable preferred unit holders	(4,687,500)	—
Less: Net loss attributable to noncontrolling interests	113,104	195,311
Net loss attributable to controlling interest	(1,833,605)	(897,646)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(85,609)	(73,631)
Net loss attributable to common stockholders	$(1,919,214)	$(971,277)
Net loss attributable to common stockholders per share, basic and diluted	$(0.03)	$(0.06)
Weighted average number of common shares outstanding, basic and diluted	69,131,944	15,860,452

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•
Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our Primary Public Offerings or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Public Offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO.  The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2014 and 2013.

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$2,740,791	$(1,092,957)
Adjustments:
Distributions to redeemable preferred unit holders	(4,687,500)	—
Depreciation of building and improvements	5,651,040	1,528,347
Amortization of leasing costs and intangibles	9,550,267	2,017,864
Company's share of depreciation of building and improvements- unconsolidated entity	14,192	—
Company's share of amortization of intangible assets- unconsolidated entity	16,055	—
FFO	$13,284,845	$2,453,254
Reconciliation of FFO to MFFO
FFO	$13,284,845	$2,453,254
Adjustments:
Acquisition fees and expenses to non-affiliates	714,696	255,779
Acquisition fees and expenses to affiliates	6,734,805	1,170,000
Revenues in excess of cash received (straight-line rents)	(2,185,519)	(452,048)
Amortization of above/(below) market rent	935,341	(44,334)
Amortization of ground leasehold interests (below market)	5,767	—
Revenues in excess of cash received (financed termination fee)	(7,125,000)	—
Cash received related to termination fee	291,122	—
Company's share of revenues in excess of cash received (straight-line rents)- unconsolidated entity	(5,608)	—
Company's share of amortization of above/(below) market rent- unconsolidated entity	5,264	—
MFFO	$12,655,713	$3,382,651